Exhibit 23.1

Consent of Dixon Odom PLLC, Independent Auditors

The Board of Directors

North State Bancorp and subsidiary

Raleigh, North Carolina

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Stock Option Plan for Employees and Stock Option Plan for Non-Employee Directors of North State Bancorp of our report dated March 4, 2003, included in the Annual Report of North State Bancorp for the year ended December 31, 2002.

/s/    Dixon Odom PLLC

Sanford, North Carolina

November 24, 2003